UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 10, 2007

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2007, Richard D. Nanula, gave notice of his resignation as Executive Vice President and Chief Financial Officer of Amgen Inc. (the “Company”) effective as of that day. Mr. Nanula will remain at the Company for the next 90 days to assist in a transition.

On April 10, 2007, the Company announced the appointment of Robert A. Bradway to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Bradway, age 44, joined the Company in 2006 as vice president, Operations Strategy. Previously, Mr. Bradway had an 18 year career at Morgan Stanley in New York and London where he was a managing director in investment banking. Mr. Bradway led Morgan Stanley’s healthcare practice in Europe for several years and also ran Morgan Stanley’s European banking department. Mr. Bradway assumed the Chief Financial Officer position on April 10, 2007.

In connection with Mr. Bradway’s appointment as Chief Financial Officer of the Company, he will receive base compensation of $750,000 and be eligible to receive a bonus, targeted at 70% of base compensation. In addition, Mr. Bradway will receive a grant of 60,000 stock options to be issued pursuant to the Company’s equity plans.

A copy of the press release announcing Mr. Nanula’s resignation and Mr. Bradway’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 12, 2007	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated April 10, 2007